Exhibit (g)(7)

DELEGATION AGREEMENT

(Amended, Restated and Consolidated)

This Amended, Restated and Consolidated Delegation Agreement is made as of January 1, 2008 (the “Consolidated Agreement”) by and among each Massachusetts business trust and open-end management investment company identified on Appendix A hereto (each such trust and each trust made subject to this Consolidated Agreement in accordance with Section 19 below, shall hereinafter be referred to as a “Trust”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Delegate”).

WHEREAS, MML Series Investment Fund (“MML Series Fund”), a Massachusetts business trust, was organized as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, MassMutual Premier Funds (“MassMutual Premier Funds”), a Massachusetts business trust (formerly known as The DLB Fund Group), was organized as an open-end management investment company under the 1940 Act;

WHEREAS, MassMutual Select Funds (“MassMutual Select Funds”), a Massachusetts business trust (formerly known as MassMutual Institutional Funds), was organized as an open-end management investment company under the 1940 Act;

WHEREAS, MML Series Investment Fund II (“MML Series Fund II”), a Massachusetts business trust, was organized as an open-end management investment company under the 1940 Act;

WHEREAS, the Boards of Trustees of each of the Trusts have previously approved the delegation of certain responsibilities concerning Foreign Assets (as defined below) to Investors Bank & Trust Company;

WHEREAS, each of the Trusts, on behalf of its individual series listed on Appendix A hereto (as such Appendix A may be amended from time to time) (each a “Fund” and collectively, the “Funds”), appointed Investors Bank & Trust Company as a delegate to act as each Fund’s Foreign Custody Manager (as defined below) pursuant to the agreements hereinafter described, all of which are currently in full force and effect without default thereunder (collectively the “Delegation Agreements”):

•	MassMutual Select Funds: Amended and Restated Delegation Agreement dated July 2, 2001; and Schedule 1 Amendment dated December 14, 2006;

•	MassMutual Premier Funds: Delegation Agreement dated April 22, 1998; Appendix A Amendment dated September 27, 2006; and Appendix B Amendment dated September 14, 1998;

•	MML Series Fund: Amended and Restated Delegation Agreement dated July 2, 2001; and Schedule 1 Amendment dated May 1, 2006;

•	MML Series Fund II: Delegation Agreement dated May 2, 2005;

WHEREAS, Investors Bank & Trust Company merged with and into the Delegate, effective July 2, 2007, with the result that the Delegate now provides the delegated services as each Fund’s Foreign Custody Manager as of the date of execution of this Consolidated Agreement;

WHEREAS, the Trusts have requested that the Delegate amend, restate and consolidate each of the Delegation Agreements into this Consolidated Agreement and the Delegate has agreed to do so as an accommodation to the Trusts notwithstanding that this Consolidated Agreement is not identical to the form of custodian agreement customarily entered into by the Delegate as custodian and Foreign Custody Manager, in order that the delegated services as Foreign Custody Manager to be provided to the Funds by the Delegate, as successor by merger to Investors Bank & Trust Company, may be made consistently and predictably to each of them;

WHEREAS, pursuant to the provisions of Rule 17f-5 under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Trustees of the Trust desires to delegate to the Delegate certain responsibilities concerning Foreign Assets (as defined below), and the Delegate hereby agrees to retain such delegation, as described herein; and

WHEREAS, pursuant to the provisions of Rule 17f-7 under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Trustees of the Trust desires to retain the Delegate to provide certain services concerning Foreign Assets, and the Delegate hereby agrees to provide such services, as described herein;

NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.	Definitions

Capitalized terms in this Agreement have the following meanings:

a.	Authorized Representative

Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party and to send notices to the other party.

b.	Board

Board means the Board of Trustees of the Trust.

c.	Country Risk

Country Risk means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Foreign Assets held in custody.

d.	Eligible Foreign Custodian

Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) and it is understood that such term includes foreign branches of U.S. Banks (as the term “U.S. Bank” is defined in Rule 17f-5(a)(7)).

e.	Foreign Assets

Foreign Assets has the meaning set forth in Rule 17f-5(a)(2).

f.	Foreign Custody Manager

Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(3).

g.	Securities Depository

Securities Depository has the meaning set forth in Rule 17f-4(c)(6).

h.	Monitor

Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision, determination or analysis previously made.

2.	Representations

a.	Delegate’s Representations

Delegate represents that it is (i) a trust company chartered under the laws of The Commonwealth of Massachusetts and (ii) a U.S. Bank as defined in paragraph (a)(7) of Rule 17f-5(a)(7). Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Delegate with respect to the subject matter of this Agreement.

b.	Trust’s Representations

The Trust represents that the Board has determined that it is reasonable to rely on Delegate to perform the responsibilities described in this Agreement. The Trust further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind each Fund with respect to the subject matter of this Agreement.

3.	Jurisdictions and Depositories Covered

a.	Initial Jurisdictions and Depositories

The authority delegated by this Agreement in connection with Rule 17f-5 applies only with respect to Foreign Assets held in the countries and custody arrangements for each such country listed on Schedule A. Delegate’s responsibilities under this Agreement in connection with Rule 17f-7 apply only with respect to the Securities Depositories listed in Schedule B. Upon the creation of a new Securities Depository in any of the jurisdictions listed in Schedule B at the time of such creation, such Securities Depository will automatically be deemed to be listed in Schedule B and will be covered by the terms of this Agreement.

b.	Added Jurisdictions

The Delegate shall list on Schedule A the Eligible Foreign Custodians selected by the Delegate as Foreign Custody Manager to maintain the assets of the Funds, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Delegate. The Delegate will provide amended versions of Schedule A in accordance with Section 9 hereof.

c.	Withdrawn Jurisdictions

The Board may withdraw its (i) delegation to Delegate with respect to any jurisdiction or (ii) retention of Delegate with respect to any Securities Depository, upon written notice to Delegate. Delegate may withdraw its (i) acceptance of delegation with respect to any jurisdiction or (ii) retention with respect to any Securities Depository, upon written notice to the Board. Ten days (or such longer period as to which the parties agree in such event) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Consolidated Agreement with respect to the jurisdiction(s) or Securities Depository(ies) as to which delegation is withdrawn.

4.	Delegation of Authority to Act as Foreign Custody Manager

Each Trust delegates to the Delegate, subject to Section (b) of Rule 17f-5, the responsibilities set forth in Sections 3, 4 and 5 of this Consolidated Agreement with respect to Foreign Assets of the Funds held outside the United States, and Delegate accepts such delegation as each Fund’s Foreign Custody Manager.

a.	Selection of Eligible Foreign Custodians

Subject to the provisions of this Consolidated Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Foreign Assets in the care of any Eligible Foreign Custodian(s) selected by Delegate in each jurisdiction to which this Consolidated Agreement applies, except that Delegate does not accept such authorization and direction with regard to Securities Depositories.

b.	Contracts With Eligible Foreign Custodians

Subject to the provisions of this Consolidated Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to enter into, on behalf of each Fund, such written contracts governing each Fund’s foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate.

5.	Monitoring of Eligible Foreign Custodians and Contracts

In each case in which Delegate has exercised the authority delegated under this Consolidated Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of each Fund, establish a system to Monitor the appropriateness of maintaining Foreign Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority delegated under this Consolidated Agreement to enter into a written contract governing each Fund’s foreign custody arrangements, Delegate is authorized to, and shall, on behalf of each Fund, establish a system to Monitor the performance of such contract, and shall promptly notify each Fund or its investment adviser if an Eligible Foreign Custodian no longer meets the requirements of Rule 17f-5.

6.	Securities Depositories

a. In accordance with the requirements of Rule 17f-7, Delegate shall, upon execution of this Consolidated Agreement, provide the Trust or its investment adviser with an analysis of the custody risks associated with maintaining assets with each Securities Depository listed on Schedule B hereto.

b. In accordance with the requirements of Rule 17f-7, Delegate shall Monitor the custody risks associated with maintaining assets with each Securities Depository listed on Schedule B hereto on a continuing basis, and shall promptly notify the Trust or its investment adviser of any material change in such risks, including without limitation any change that would cause a Securities Depository not to qualify as an Eligible Securities Depository as defined in Rule 17f-7(b)(1).

7.	Guidelines and Procedures for the Exercise of Delegated Authority

a.	Board’s Conclusive Determination Regarding Country Risk

In exercising its delegated authority under this Consolidated Agreement, Delegate may assume, for all purposes, that the Board (or each Fund’s investment adviser, pursuant to authority delegated by the Board) has considered, and pursuant to its fiduciary duties to each Fund and each Fund’s shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Foreign Assets in the jurisdictions to which this Consolidated Agreement applies. In exercising its delegated authority under this Consolidated Agreement, Delegate may also assume that the Board (or each Fund’s investment adviser, pursuant to authority delegated by the Board) has, and will continue to, Monitor such Country Risk to the extent the Board (or such investment adviser) deems necessary or appropriate.

Except as specifically described herein, nothing in this Consolidated Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of any Fund that would entail consideration of Country Risk.

b.	Selection of Eligible Foreign Custodians

In exercising the authority delegated under this Consolidated Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate shall determine that Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Foreign Assets will be held, after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation;

i.	The Eligible Foreign Custodian’s practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

ii.	Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for Foreign Assets;

iii.	The Eligible Foreign Custodian’s general reputation and standing; and

iv.	Whether the Trust will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian’s consent to service of process in the United States.

c.	Evaluation of Written Contracts

In exercising the authority delegated under this Consolidated Agreement to enter into written contracts governing a Fund’s foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts provide reasonable care for Foreign Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market including, without limitation, the standards set forth in Section 7(b) herein. In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 1 7f- 5(c)(2).

d.	Monitoring of Eligible Foreign Custodians

In exercising the authority delegated under this Consolidated Agreement to establish a system to Monitor the appropriateness of maintaining Foreign Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing a Fund’s foreign custody arrangements, Delegate shall consider any factors and criteria set forth in Sections 7(b) and 7(c) herein. If, as a result of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Foreign Assets to move such Foreign Assets to a different Eligible Foreign Custodian, the Fund shall bear any expense related to such relocation of Foreign Assets. If any arrangement with an Eligible Foreign Custodian no longer meets the requirements of Rule 17f-5(c), the Delegate shall promptly notify the Fund.

8.	Standard of Care

a. In exercising the authority delegated under this Consolidated Agreement with regard to its duties under Rule 1 7f-5, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets of an investment company registered under the 1940 Act would exercise, including without limitation with regard to its duties pursuant to Sections 3, 4, 5 and 7 hereof.

b. In carrying out its responsibilities under this Consolidated Agreement with regard to Rule 17f-7, Delegate agrees to exercise reasonable care, prudence and diligence, including without limitation with regard to its duties pursuant to Sections 3 and 6 hereof.

9.	Reporting Requirements

Delegate agrees to provide written reports notifying the Board of the placement of Foreign Assets with a particular Eligible Foreign Custodian and of any material change in a Fund’s arrangements with such Eligible Foreign Custodians. The Delegate shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Delegate shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Funds after the occurrence of the material change.

10.	Provision of Information Regarding Country Risk

The Delegate shall provide to each Board the information with respect to custody and settlement practices in countries in which the Delegate employs an Eligible Foreign Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in a Board being provided with substantively less information than had been previously provided hereunder. Such information shall be updated from time to time as the Delegate reasonably deems necessary.

11.	Limitation of Liability

a. Subject to Section 8, notwithstanding anything in this Consolidated Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the “Indemnified Parties”) be liable to the Trust or any third party, and the Trust shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a “Claim”) arising as a result of any act or omission of the Delegate or any Indemnified Party under this Consolidated Agreement, except for any Claim resulting solely from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party. Notwithstanding anything in this Consolidated Agreement to the contrary, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

i.	Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Consolidated Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to be genuine;

ii.	Any information which the Delegate provides or does not provide under Section 10 hereof;

iii.	Any happenings or events that cannot be controlled or contained by such party, including but not limited to acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation.

b. Notwithstanding anything to the contrary in this Consolidated Agreement, in no event shall the Delegate or the Indemnified Parties be liable to the Trust or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Consolidated Agreement or any activities hereunder.

12.	Effectiveness and Termination of Consolidated Agreement

This Consolidated Agreement shall be effective as of the date that first appears above and shall remain in effect until terminated as provided herein. This Consolidated Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 30 days after receipt by the non-terminating party of such notice.

13.	Authorized Representatives and Notices

The respective Authorized Representatives of the Trust and the Board, and the addresses to which notices and other documents under this Consolidated Agreement are to be sent to each, are as set forth in Schedule D. Any Authorized Representative of a party may add or delete persons from that party’s list of Authorized Representatives by written notice to an Authorized Representative of the other party.

14.	Governing Law

This Consolidated Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts without regard to principles of choice of law.

15.	Amendments

This Consolidated Agreement constitutes the entire agreement between the parties and may not be altered or amended, except by an instrument in writing, executed by both parties, and in the case of the Trust, such alteration or amendment will be authorized and approved by its Board.

16.	Parties

This Consolidated Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this

Consolidated Agreement will not be assignable by the Trust without the written consent of the Delegate or by the Delegate without the written consent of the Trust.

17.	Books and Records

Delegate will keep and maintain books and records regarding its actions under this Consolidated Agreement pursuant to the terms and conditions of this Consolidated Agreement and in compliance with the applicable rules and regulations under the 1940 Act. Such books and records will be available for the Trust (or its representative) to inspect, or if such books and records fall within Rule 31a-3, the parties acknowledge that such books and records are the property of the Trust and the Delegate will make such records available to the Trust promptly upon its request.

18.	Counterparts

This Consolidated Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

19.	Additional Funds

In the event that any open-end management investment company in addition to those listed on Appendix A hereto desires to have the Delegate render services as Foreign Custody Manager under the terms hereof, it shall so notify the Delegate in writing, and if the Delegate agrees in writing to provide such services, such open-end management investment company shall become a Trust hereunder and be bound by all terms and conditions and provisions hereof.

20.	Additional Portfolios

In the event that any Trust establishes one or more series of shares in addition to those set forth on Appendix A hereto with respect to which it desires to have the Delegate render services as Foreign Custody Manager under the terms hereof, it shall so notify the Delegate in writing, and if the Delegate agrees in writing to provide such services, such series of shares shall become a Fund hereunder.

21.	Disclaimer of Liability

A copy of the Agreement and Declaration of Trust of each Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust; provided, however, that the Agreement and Declaration of Trust of the Trust provides that the assets of a particular series of the Trust shall under no circumstances be charged with liabilities attributable to any other series of the Trust and that all persons extending credit to, or contracting with or having any claim against a particular series of the Trust shall look only to the assets of that particular series for payment of such credit, contract or claim.

IN WITNESS WHEREOF, the parties hereto have caused this Consolidated Agreement to be executed by their duly authorized representatives as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By: /s/ Stephen A. DeSalvo
Name: Stephen A. DeSalvo
Title: Senior Vice President

MML SERIES INVESTMENT FUND II

By: /s/ Nicholas Palmerino
Name: Nicholas Palmerino
Title: CFO and Treasurer

MASSMUTUAL PREMIER FUNDS

By: /s/ Nicholas Palmerino
Name: Nicholas Palmerino
Title: CFO and Treasurer

MASSMUTUAL SELECT FUNDS

By: /s/ Nicholas Palmerino
Name: Nicholas Palmerino
Title: CFO and Treasurer

MML SERIES INVESTMENT FUND

By: /s/ Nicholas Palmerino
Name: Nicholas Palmerino
Title: CFO and Treasurer

List of Schedules and Appendices

Schedule A – State Street Global Custody Network Subcustodians

Schedule B – State Street Global Custody Network Depositories Operating in Network Markets

Schedule C – Market Information

Schedule D – Authorized Representatives

Appendix A – List of Trusts and Funds

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Market	Subcustodian

Argentina	Citibank, N.A.

Australia	The Hongkong and Shanghai Banking Corporation Limited Citibank Pty. Limited

Austria	Erste Bank der Österreichischen Sparkassen AG

Bahrain	HSBC Bank Middle East Limited (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch)

Benin	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Bermuda	Bank of Bermuda Limited

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.

Burkina Faso	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Canada	State Street Trust Company Canada

Cayman Islands	Scotiabank & Trust (Cayman) Limited

Chile	Banco Itau Chile

09/30/07

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Market	Subcustodian

People’s Republic of China (Shanghai and Shenzhen)	HSBC Bank (China) Company Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d

Cyprus	Marfin Popular Bank Public Company Limited

Czech Republic	Československá Obchodní Banka, A.S.

Denmark	Skandinaviska Enskilda Bankken AB, Sweden (operating through its Copenhagen branch)

Ecuador	Banco de la Producción S.A. PRODUBANCO

Egypt	HSBC Bank Egypt S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	AS Hansabank

Finland	Skandinaviska Enskilda Bankken AB, Sweden (operating through its Helsinki branch)

France	Deutsche Bank AG, Netherlands (operating through its Paris branch)

Germany	Deutsche Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	National Bank of Greece S.A.

09/30/07

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Market	Subcustodian

Guinea-Bissau	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Hong Kong	Standard Chartered Bank (Hong Kong) Limited

Hungary	UniCredit Bank Hungary Zrt.

Iceland	Kaupthing Bank hf.

India	Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Deutsche Bank AG

Ireland	Bank of Ireland

Israel	Bank Hapoalim B.M.

Italy	Deutsche Bank S.p.A.

Ivory Coast	Société Générale de Banques en Côte d’Ivoire

Jamaica	Bank of Nova Scotia Jamaica Ltd.

Japan	Mizuho Corporate Bank Ltd.

Sumitomo Mitsui Banking Corporation

Jordan	HSBC Bank Middle East Limited (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan	HSBC Bank Kazakhstan (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

09/30/07

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Market	Subcustodian

Kenya	Barclays Bank of Kenya Limited

Republic of Korea	Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Kuwait	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Latvia	A/s Hansabanka

Lebanon	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	SEB Vilniaus Bankas AB

Malaysia	Standard Chartered Bank Malaysia Berhad

Mali	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Malta	The Hongkong and Shanghai Banking Corporation Limited

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Banco Nacional de México S.A.

Morocco	Attijariwafa bank

Namibia	Standard Bank Namibia Limited

Netherlands	Deutsche Bank AG

09/30/07

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Market	Subcustodian

New Zealand	The Hongkong and Shanghai Banking Corporation Limited

Niger	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Nigeria	IBTC Chartered Bank Plc.

Norway	Skandinaviska Enskilda Bankken AB, Sweden (operating through its Oslo branch)

Oman	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Panama	HSBC Bank (Panama) S.A.

Peru	Citibank del Péru, S.A.

Philippines	Standard Chartered Bank

Poland	Bank Handlowy w Warszawie S.A.

Portugal	Banco Comercial Português S.A.

Puerto Rico	Citibank N.A.

Qatar	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.

09/30/07

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Market	Subcustodian

Russia	ING Bank (Eurasia) ZAO, Moscow

Saudi Arabia	Saudi British Bank (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Senegal	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Serbia	Unicredit Bank Serbia JSC

Singapore	DBS Bank Limited

United Overseas Bank Limited

Slovak Republic	Československá Obchodní Banka, A.S., pobocka zahranicnej banky v SR

Slovenia	Unicredit Bank Slovenija d.d.

South Africa	Nedbank Limited

Standard Bank of South Africa Limited

Spain	Deutsche Bank S.A.E.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken AB

Switzerland	UBS AG

Taiwan - R.O.C.	Bank of Taiwan

Thailand	Standard Chartered Bank (Thai) Public Company Limited

09/30/07

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Market	Subcustodian

Togo	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Trinidad & Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie

Turkey	Citibank, A.S.

Uganda	Barclays Bank of Uganda Limited

Ukraine	ING Bank Ukraine

United Arab Emirates - Dubai Financial Market	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Arab Emirates - Dubai International Financial Center	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Kingdom	State Street Bank and Trust Company, United Kingdom Branch

Uruguay	Bank Itau Uruguay S.A.

Venezuela	Citibank, N.A.

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Plc.

Zimbabwe	Barclays Bank of Zimbabwe Limited

09/30/07

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Depositories

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Bahrain	Clearing, Settlement, and Depository System of the Bahrain Stock Exchange

Bangladesh	Central Depository Bangladesh Limited

Belgium	Banque Nationale de Belgique

Euroclear Belgium

Benin	Dépositaire Central – Banque de Règlement

Bermuda	Bermuda Securities Depository

Brazil	Central de Custódia e de Liquidação Financeira de Títulos Privados (CETIP)

Companhia Brasileira de Liquidação e Custódia

Sistema Especial de Liquidação e de Custódia (SELIC)

Bulgaria	Bulgarian National Bank

Central Depository AD

Burkina Faso	Dépositaire Central – Banque de Règlement

Canada	The Canadian Depository for Securities Limited

Chile	Depósito Central de Valores S.A.

09/30/07

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Depositories

People’s Republic of China	China Securities Depository and Clearing Corporation Limited Shanghai Branch

China Securities Depository and Clearing Corporation Limited Shenzhen Branch

Colombia	Depósito Central de Valores

Depósito Centralizado de Valores de Colombia S..A. (DECEVAL)

Costa Rica	Central de Valores S.A.

Croatia	Središnja Depozitarna Agencija d.d.

Cyprus	Central Depository and Central Registry

Czech Republic	Czech National Bank

Stredisko cenných papíru – Ceská republika

Denmark	Værdipapircentralen

Dubai International Financial Center	Central Securities Depository department of the Dubai International Financial Exchange

Egypt	Misr for Clearing, Settlement, and Depository S.A.E.

Central Bank of Egypt

Estonia	AS Eesti Väärtpaberikeskus

Finland	Suomen Arvopaperikeskus Oy

France	Euroclear France

Germany	Clearstream Banking AG, Frankfurt

09/30/07

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Depositories

Greece	Apothetirion Titlon AE - Central Securities Depository

Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau	Dépositaire Central – Banque de Règlement

Hong Kong	Central Moneymarkets Unit

Hong Kong Securities Clearing Company Limited

Hungary	Központi Elszámolóház és Értéktár (Budapest) Rt. (KELER)

Iceland	Icelandic Securities Depository Limited

India	Central Depository Services (India) Limited

National Securities Depository Limited

Reserve Bank of India

Indonesia	Bank Indonesia

PT Kustodian Sentral Efek Indonesia

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearing House)

Italy	Monte Titoli S.p.A.

Ivory Coast	Dépositaire Central – Banque de Règlement

Jamaica	Jamaica Central Securities Depository

09/30/07

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Depositories

Japan	Bank of Japan - Net System

Japan Securities Depository Center (JASDEC) Incorporated

Jordan	Securities Depository Center

Kazakhstan	Central Securities Depository

Kenya	Central Depository and Settlement Corporation Limited

Central Bank of Kenya

Republic of Korea	Korea Securities Depository

Kuwait	Kuwait Clearing Company

Latvia	Latvian Central Depository

Lebanon	Banque du Liban

Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

Lithuania	Central Securities Depository of Lithuania

Malaysia	Bank Negara Malaysia

Bursa Malaysia Depository Sdn. Bhd.

Mali	Dépositaire Central – Banque de Règlement

Malta	Central Securities Depository of the Malta Stock Exchange

09/30/07

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Depositories

Mauritius	Bank of Mauritius

Central Depository and Settlement Co. Ltd.

Mexico	S.D. INDEVAL, S.A. de C.V.

Morocco	Maroclear

Namibia	Bank of Namibia

Netherlands	Euroclear Nederland

New Zealand	New Zealand Central Securities Depository Limited

Niger	Dépositaire Central – Banque de Règlement

Nigeria	Central Securities Clearing System Limited

Norway	Verdipapirsentralen

Oman	Muscat Depository & Securities Registration Company, SAOC

Pakistan	Central Depository Company of Pakistan Limited

State Bank of Pakistan

Palestine	Clearing, Depository and Settlement, a department of the Palestine Securities Exchange

Panama	Central Latinoamericana de Valores, S.A. (LatinClear)

09/30/07

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Depositories

Peru	Caja de Valores y Liquidaciones, Institución de Compensación y Liquidación de Valores S.A

Philippines	Philippine Depository & Trust Corporation

Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	Rejestr Papierów Wartościowych

Krajowy Depozyt Papierów Wartos´ciowych S.A.

Portugal	INTERBOLSA – Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.

Qatar	Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania	S.C. Depozitarul Central S.A.

National Bank of Romania

Russia	Vneshtorgbank, Bank for Foreign Trade of the Russian Federation National Depository Center

Saudi Arabia	Tadawul Central Securities Depository

Senegal	Dépositaire Central – Banque de Règlement

Serbia	Central Registrar and Central Depository for Securities

Singapore	The Central Depository (Pte) Limited

Monetary Authority of Singapore

09/30/07

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Depositories

Slovak Republic	Náodná banka slovenska

Centralny depozitar cenných papierov SR, a.s.

Slovenia	KDD – Centralna klirinsko depotna druzba d.d.

South Africa	Strate Ltd.

Spain	IBERCLEAR

Sri Lanka	Central Depository System (Pvt) Limited

Sweden	Värdepapperscentralen VPC AB

Switzerland	SegaIntersettle AG (SIS)

Taiwan - R.O.C.	Taiwan Depository and Clearing Corporation

Thailand	Thailand Securities Depository Company Limited

Togo	Dépositaire Central – Banque de Règlement

Trinidad and Tobago	Central Bank of Trinidad and Tobago

Tunisia	Société Tunisienne Interprofessionelle pour la Compensation et de Dépôts des Valeurs Mobilières (STICODEVAM)

Turkey	Central Bank of Turkey

Central Registry Agency

Uganda	Bank of Uganda

09/30/07

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Depositories

Ukraine	Mizhregionalny Fondovy Souz

National Bank of Ukraine

United Arab Emirates	Clearing and Depository System, a department of the Dubai Financial Market Dubai International Financial Exchange Ltd. central securities depository

United Kingdom	Euroclear UK & Ireland Limited

Uruguay	Banco Central del Uruguay

Venezuela	Banco Central de Venezuela

Caja Venezolana de Valores

Vietnam	Vietnam Securities Depository

Zambia	Bank of Zambia

LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear

Clearstream Banking, S.A.

09/30/07

SCHEDULE C

MARKET INFORMATION

Publication/Type of Information (scheduled frequency)	Brief Description

The Guide to Custody in World Markets (hardcopy annually and regular website updates)	An overview of settlement and safekeeping procedures, custody practices and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (annually)	Information relating to Foreign Sub-Custodians in State Street’s Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review (annually)	Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey (annually)	With respect to each market in which State Street offers custodial services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)	Copies of the contracts that State Street has entered into with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin (daily or as necessary)	Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Advisories (as necessary)	For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices (presently on a quarterly basis or as otherwise necessary)	Informational letters and accompanying materials confirming State Street’s foreign custody arrangements, including a summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

SCHEDULE D

Authorized Representatives

The names and addresses of each party’s authorized representatives are set forth below:

A. Boards

Frederick C. Castellani

President — MassMutual Select Funds/MassMutual Premier Funds

c/o Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Richard J. Byrne

President — MML Series Investment Fund/MML Series Investment Fund II

c/o Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

With a copy to:

Secretary/Clerk — MassMutual Funds

Office of the General Counsel – RS Section

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

B. Delegate

State Street Bank and Trust Company

200 Clarendon Street

P.O. Box 9130

Boston, MA 02117-9130

Attention: Stephen C. Peacock, Director, Client Management

Fax: (617)330-6033

With a copy to:

State Street Bank and Trust Company

2 Avenue de Lafayette

P.O. Box 5049

Boston, MA 02206-5049

Attention: Mutual Funds Legal Department

Appendix A

Trusts and Funds

MassMutual Premier Funds

MassMutual Premier Diversified Bond Fund

MassMutual Premier Core Bond Fund

MassMutual Premier Value Fund

MassMutual Premier Money Market Fund

MassMutual Premier Small Company Opportunities Fund

MassMutual Premier Balanced Fund

MassMutual Premier International Equity Fund

MassMutual Premier Short-Duration Fund

MassMutual Premier Inflation-Protected Bond Fund

MassMutual Premier High Yield Fund

MassMutual Premier Enhanced Index Value Fund

MassMutual Premier Enhanced Index Core Equity Fund

MassMutual Premier Core Growth Fund

MassMutual Premier Enhanced Index Growth Fund

MassMutual Premier Small Capitalization Value Fund

MassMutual Premier Capital Appreciation Fund

MassMutual Premier Global Fund

MassMutual Premier Main Street Fund

MassMutual Premier Strategic Income Fund

MassMutual Premier Focused International Fund

MassMutual Premier Discovery Value Fund

MassMutual Premier Main Street Small Cap Fund

MassMutual Premier Core Value Equity Fund

MassMutual Premier International Bond Fund

MassMutual Select Funds

MassMutual Select Mid Cap Growth Equity Fund

MassMutual Select Small Cap Growth Equity Fund

MassMutual Select Small Company Value Fund

MassMutual Select Small Company Growth Fund

MassMutual Select Strategic Balanced Fund

MassMutual Select Large Cap Value Fund

MassMutual Select Aggressive Growth Fund

MassMutual Select NASDAQ 100 Fund

MassMutual Select Emerging Growth Fund

MassMutual Select Focused Value Fund

MassMutual Select Mid Cap Growth Equity II Fund

MassMutual Select Indexed Equity Fund

MassMutual Select Value Equity Fund

MassMutual Select Overseas Fund

MassMutual Select Blue Chip Growth Fund

MassMutual Select Fundamental Value Fund

MassMutual Select Large Cap Growth Fund

MassMutual Select Destination Retirement 2010 Fund

MassMutual Select Destination Retirement 2020 Fund

MassMutual Select Destination Retirement 2030 Fund

MassMutual Select Destination Retirement 2040 Fund

MassMutual Select Destination Retirement 2050 Fund

MassMutual Select Destination Retirement Income Fund

MassMutual Select Diversified Value Fund

MassMutual Select Strategic Bond Fund

MassMutual Select Core Opportunities Fund

MassMutual Select Small Cap Value Equity Fund

MassMutual Select Small Cap Core Equity Fund

MassMutual Select Mid Cap Value Fund

MassMutual Select Diversified International Fund

MassMutual Select Diversified Growth Fund

MML Series Fund

MML Equity Index Fund

MML Growth Equity Fund

MML Small Cap Growth Equity Fund

MML Large Cap Value Fund

MML NASDAQ 100 Fund

MML Emerging Growth Fund

MML Asset Allocation Fund

MML Equity Income Fund

MML Income & Growth Fund

MML Growth & Income Fund

MML Blue Chip Growth Fund

MML Large Cap Growth Fund

MML Concentrated Growth Fund

MML Mid Cap Value Fund

MML Mid Cap Growth Fund

MML Small Cap Value Fund

MML Small Cap Index Fund

MML Global Fund

MML Foreign Fund

MML Conservative Allocation Fund

MML Balanced Allocation Fund

MML Moderate Allocation Fund

MML Growth Allocation Fund

MML Aggressive Allocation Fund

MML Series Fund II

MML Blend Fund

MML Enhanced Index Core Equity Fund

MML Equity Fund

MML Inflation-Protected Bond Fund

MML Managed Bond Fund

MML Money Market Fund

MML Small Cap Equity Fund

MML Small Company Opportunities Fund